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                                                                      Exhibit 15


                   INDEPENDENT ACCOUNTANTS AWARENESS LETTER



January 18, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 11, 1999, August 16, 1999 and November 12, 1999 on our reviews of interim financial information of Baxter International Inc. (the "Company") as of and for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated January 18, 2000.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP